Exhibit 99.1
450 Lexington Avenue : New York, NY 10017 : 800.468.7526

FOR IMMEDIATE RELEASE

CONTACT:
Stacy Slater
Senior Vice President, Investor Relations
800.468.7526
stacy.slater@brixmor.com

BRIXMOR PROPERTY GROUP REPORTS FIRST QUARTER 2022 RESULTS

NEW YORK, MAY 2, 2022 - Brixmor Property Group Inc. (NYSE: BRX) (“Brixmor” or the “Company”) announced today its operating results for the three months ended March 31, 2022. For the three months ended March 31, 2022 and 2021, net income was $0.26 per diluted share and $0.18 per diluted share, respectively.

Key highlights for the three months ended March 31, 2022 include:
•Executed 1.4 million square feet of new and renewal leases, with rent spreads on comparable space of 18.1%, including 0.8 million square feet of new leases, with rent spreads on comparable space of 35.9%
•Realized total leased occupancy of 92.1%, anchor leased occupancy of 94.4%, and small shop leased occupancy of 87.0%
◦Leased to billed occupancy spread totaled 350 basis points
◦Total signed but not yet commenced lease population represented 2.7 million square feet and $51.7 million of annualized base rent
•Reported an increase in same property NOI of 8.4%
•Reported Nareit FFO of $145.4 million, or $0.49 per diluted share
•Stabilized $28.1 million of reinvestment projects at an average incremental NOI yield of 10%, with the in process reinvestment pipeline totaling $418.9 million at an expected average incremental NOI yield of 9%
•Completed $159.5 million of acquisitions and $60.9 million of dispositions
•Received a positive credit rating outlook from S&P Global Ratings

Subsequent events:
•Completed $168.6 million of acquisitions and $17.3 million of dispositions
•Amended and restated unsecured credit facilities, increasing the total amount available to $1.75 billion, while extending the maturities and lowering pricing
•Received a credit rating upgrade from Fitch Ratings to 'BBB' from 'BBB-', with a stable outlook
•Updated previously provided NAREIT FFO per diluted share expectations for 2022 to $1.88 - $1.95 from $1.86 - $1.95 and same property NOI growth expectations for 2022 to 3.0% - 4.5% from 2.0% - 4.0%

“The portfolio transformation being driven by our value added platform is evident not only at the property level, but also across all of our operational metrics, from traffic trends to strong leasing volumes and spreads, to record ABR, to record small shop occupancy, and to fundamental growth in NOI,” commented James Taylor, CEO and President. “And, importantly, our momentum continues with a robust forward leasing pipeline, continued deliveries of highly accretive reinvestment projects, and the sourcing of exciting value added acquisitions that further cluster our investments in our core markets."

FINANCIAL HIGHLIGHTS
Net Income
•For the three months ended March 31, 2022 and 2021, net income was $79.5 million, or $0.26 per diluted share, and $52.4 million, or $0.18 per diluted share, respectively.
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450 Lexington Avenue : New York, NY 10017 : 800.468.7526

Nareit FFO
•For the three months ended March 31, 2022 and 2021, Nareit FFO was $145.4 million, or $0.49 per diluted share, and $130.5 million, or $0.44 per diluted share, respectively. Results for the three months ended March 31, 2022 and 2021 include items that impact FFO comparability, including litigation and other non-routine legal expenses, loss on extinguishment of debt, net, and transaction expenses of $(0.0) million, or $(0.00) per diluted share, and $(3.1) million, or $(0.01) per diluted share, respectively.

Same Property NOI Performance
•For the three months ended March 31, 2022, the Company reported an increase in same property NOI of 8.4% versus the comparable 2021 period.

Dividend
•The Company’s Board of Directors declared a quarterly cash dividend of $0.24 per common share (equivalent to $0.96 per annum) for the second quarter of 2022.
•The dividend is payable on July 15, 2022 to stockholders of record on July 5, 2022, representing an ex-dividend date of July 1, 2022.

PORTFOLIO AND INVESTMENT ACTIVITY
Value Enhancing Reinvestment Opportunities
•During the three months ended March 31, 2022, the Company stabilized four value enhancing reinvestment projects with a total aggregate net cost of approximately $28.1 million at an average incremental NOI yield of 10% and added eight new reinvestment projects to its in process pipeline. Projects added include three anchor space repositioning projects, one outparcel development project, and four redevelopment projects, with a total aggregate net estimated cost of approximately $74.6 million at an expected average incremental NOI yield of 8%.
•At March 31, 2022, the value enhancing reinvestment in process pipeline was comprised of 54 projects with an aggregate net estimated cost of approximately $418.9 million at an expected average incremental NOI yield of 9%. The in process pipeline includes 16 anchor space repositioning projects with an aggregate net estimated cost of approximately $73.7 million at an expected incremental NOI yield of 7% - 14%; 13 outparcel development projects with an aggregate net estimated cost of approximately $24.2 million at an expected average incremental NOI yield of 11%; and 25 redevelopment projects with an aggregate net estimated cost of approximately $321.1 million at an expected average incremental NOI yield of 9%.
•An in-depth review of a recent redevelopment project, which highlights the Company's reinvestment capabilities, Village at Newtown (Philadelphia-Camden-Wilmington, PA-NJ-DE-MD MSA), can be found at this link: https://www.brixmor.com/blog/village-at-newtown-redevelopment-video.
•Follow Brixmor on LinkedIn for video updates on reinvestment projects at https://www.linkedin.com/company/brixmor.

Acquisitions
•During the three months ended March 31, 2022, the Company acquired three shopping centers and one land parcel at an existing property for a combined purchase price of $159.5 million, including:
◦Brea Gateway (previously announced), located in Brea, California (Los Angeles-Long Beach-Anaheim, CA MSA).
◦Arboretum Village (previously announced), located in Dallas, Texas (Dallas-Fort Worth-Arlington, TX MSA).
◦Ravinia Plaza, a 101,800 square foot grocery-anchored neighborhood shopping center located in Orland Park, Illinois (Chicago-Naperville-Elgin, IL-IN-WI MSA), for $26.0 million in February 2022. Ravinia Plaza is anchored by a highly-productive Whole Foods Market and has compelling near-term leasing opportunities related to existing high-profile vacancies. The property is located three miles west

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

of the Company’s Tinley Park Plaza property, an in process redevelopment project, and complements the Company's 14 other assets in the market, which aggregate approximately 3.5 million square feet.
•Subsequent to March 31, 2022, the Company acquired three shopping centers for a combined purchase price of $168.6 million, including:
◦Two grocery-anchored community shopping centers located in the Chicago, Illinois market (Chicago-Naperville-Elgin, IL MSA). These acquisitions complement the Company's existing assets in the market, including Ravinia Plaza, and were acquired below replacement cost, at attractive pricing relative to recent comparable sales, and feature tenants performing at the top of their respective store fleets in the state, while paying below market rents at two of the most highly trafficked open-air retail centers in the state.
▪Elmhurst Crossing, an approximately 348,000 square foot grocery-anchored community shopping center located in Elmhurst, Illinois (Chicago-Naperville-Elgin, IL MSA), for $75.1 million in April 2022. Elmhurst Crossing is anchored by multiple high-performing anchors, including Whole Foods Market, At Home, and Kohl’s, and has substantial value creation opportunities, including below-market in-place rents and anchor repositioning and potential densification opportunities. The center is located within ten miles of the Company’s Midwest regional office in a dense, highly affluent trade area.
▪North Riverside Plaza, an approximately 384,000 square foot grocery-anchored community shopping center located in North Riverside, Illinois (Chicago-Naperville-Elgin, IL MSA), for $60.0 million in April 2022. North Riverside Plaza has a 5-mile population density of over 600,000, compelling near-term leasing opportunities with several high-profile vacancies, and chain leading anchors with below-market in-place rents. Key tenants include Best Buy, Burlington, Kohl’s, and Petco, as well as a future Amazon Fresh.
◦West U Marketplace, an approximately 60,000 square foot grocery-anchored neighborhood shopping center located in a dense and affluent trade area across the street from the Company's Braes Heights property and West regional office in Houston, Texas (Houston-The Woodlands-Sugar Land, TX MSA), for $33.5 million in April 2022. West U Marketplace is anchored by a highly productive Whole Foods Market and has below market in-place rents and significant remerchandising opportunities. The property complements the Company’s 28 other assets in the market, which aggregate nearly 3.8 million square feet, and will benefit from leasing and operational synergies resulting from the Company’s clustered assets in the trade area.
Dispositions
•During the three months ended March 31, 2022, the Company generated approximately $60.9 million of gross proceeds on the disposition of five shopping centers, as well as one partial property, comprised of 0.6 million square feet of gross leasable area.
•Subsequent to March 31, 2022, the Company disposed of two shopping centers, as well as one partial property, for $17.3 million of gross proceeds.
CAPITAL STRUCTURE
•During the three months ended March 31, 2022, the Company raised approximately $44.4 million in gross proceeds, excluding commissions, from the sale of approximately 1.7 million shares of common stock at an average price per share of $25.49 through its at-the-market equity offering program. As of March 31, 2022, $350.4 million of common stock remained available for issuance under the at-the-market equity offering program.
•On April 28, 2022, the Company’s operating partnership, Brixmor Operating Partnership LP (the “Operating Partnership”), amended and restated its Unsecured Credit Facility and $300 Million Term Loan (the “Facilities”), increasing the total amount available under the Operating Partnership’s unsecured credit facilities from $1.55 billion to $1.75 billion, while extending the maturities and lowering the pricing of the Facilities. The amendments provide for (i) revolving loan commitments of $1.25 billion (the “Revolving Facility”) scheduled to mature on June 30, 2026 (extending the prior maturity date from February 28, 2023) and (ii) a continuation of the existing $300 Million Term Loan scheduled to mature on July 26, 2027 (extending the prior maturity date from July 26, 2024) and a new $200.0 million delayed draw term loan, maturing on July 26, 2027 (together, the “Term Loan Facility”). As of May 2, 2022, the Operating Partnership has not drawn any amounts under the delayed draw term loan. The Revolving Facility includes two six-month maturity extension options, the exercise of which is subject to customary conditions and the payment of a fee on the extended commitments.

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

◦The interest rates applicable to borrowings under the Facilities were lowered (for the margins based on the Operating Partnership’s current credit ratings), (i) with respect to the Revolving Facility, to an adjusted SOFR plus 105 basis points from LIBOR plus 110 basis points and (ii) with respect to the Term Loan Facility, to an adjusted SOFR plus 120 basis points from LIBOR plus 125 basis points.
◦The Facilities feature a sustainability-linked pricing component whereby the applicable interest rate margin can decrease by one to two basis points if the Company meets certain sustainability performance targets related to reductions in greenhouse gas emissions as verified by an independent third-party evaluation.
◦The Facilities include an accordion feature that allows the Operating Partnership to increase the total potential capacity of the Facilities by increasing the revolving loan commitments or adding term loans in the aggregate amount of up to $1.50 billion, subject to certain conditions, including obtaining additional lender commitments to provide such increased amounts.
GUIDANCE
•The Company has updated its previously provided NAREIT FFO per diluted share expectations for 2022 to $1.88 - $1.95 from $1.86 - $1.95 and its same property NOI growth expectations for 2022 to 3.0% - 4.5% from 2.0% - 4.0%.
•Expectations for 2022 same property NOI growth include a:
◦Contribution from base rent of 400 - 500 bps
◦Detraction from revenues deemed uncollectible of (150) bps - (100) bps, based on net reserves of 100 – 60 bps of total revenues
◦Contribution from all other line items of 50 bps
•Expectations for 2022 Nareit FFO:
◦Do not contemplate any additional tenants moving to or from a cash basis of accounting, either of which may result in significant volatility in straight-line rental income
◦Do not include any additional items that impact FFO comparability, including litigation and other non-routine legal expenses, loss on extinguishment of debt, and transaction expenses, or any one-time items
•The following table provides a reconciliation of the range of the Company's 2022 estimated net income attributable to common stockholders to Nareit FFO:

(Unaudited, dollars in millions, except per share amounts)	2022E	2022E Per Diluted Share
Net income	$250 - $271	$0.83 - $0.90
Depreciation and amortization related to real estate	330	1.10
Gain on sale of real estate assets	(22)	(0.07)
Impairment of real estate assets	5	0.02
Nareit FFO	$563 - $584	$1.88 - $1.95
CONNECT WITH BRIXMOR
•For additional information, please visit https://www.brixmor.com;
•Follow Brixmor on:
◦Twitter at https://www.twitter.com/Brixmor
◦Facebook at https://www.facebook.com/Brixmor
◦Instagram at https://www.instagram.com/brixmorpropertygroup
◦YouTube at https://www.youtube.com/user/Brixmor; and
•Find Brixmor on LinkedIn at https://www.linkedin.com/company/brixmor.

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

CONFERENCE CALL AND SUPPLEMENTAL INFORMATION
The Company will host a teleconference on Tuesday, May 3, 2022 at 10:00 AM ET. To participate, please dial 877.705.6003 (domestic) or 201.493.6725 (international) within 15 minutes of the scheduled start of the call. The teleconference can also be accessed via a live webcast at https://www.brixmor.com in the Investors section. A replay of the teleconference will be available through midnight ET on May 17, 2022 by dialing 844.512.2921 (domestic) or 412.317.6671 (international) (Passcode: 13727467) or via the web through May 3, 2023 at https://www.brixmor.com in the Investors section.

The Company’s Supplemental Disclosure will be posted at https://www.brixmor.com in the Investors section. These materials are also available to all interested parties upon request to the Company at investorrelations@brixmor.com or 800.468.7526.

NON-GAAP PERFORMANCE MEASURES
The Company presents the non-GAAP performance measures set forth below. These measures should not be considered as alternatives to, or more meaningful than, net income (calculated in accordance with GAAP) or other GAAP financial measures, as an indicator of financial performance and are not alternatives to, or more meaningful than, cash flow from operating activities (calculated in accordance with GAAP) as a measure of liquidity. Non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results to those calculated in accordance with GAAP. The Company’s computation of these non-GAAP performance measures may differ in certain respects from the methodology utilized by other REITs and, therefore, may not be comparable to similarly titled measures presented by such other REITs. Investors are cautioned that items excluded from these non-GAAP performance measures are relevant to understanding and addressing financial performance. A reconciliation of these non-GAAP performance measures to net income is presented in the attached tables.

Nareit FFO
Nareit FFO is a supplemental, non-GAAP performance measure utilized to evaluate the operating and financial performance of real estate companies. Nareit defines FFO as net income (loss), calculated in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains and losses from the sale of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated joint ventures calculated to reflect FFO on the same basis. Considering the nature of its business as a real estate owner and operator, the Company believes that Nareit FFO is useful to investors in measuring its operating and financial performance because the definition excludes items included in net income that do not relate to or are not indicative of the Company’s operating and financial performance, such as depreciation and amortization related to real estate, and items which can make periodic and peer analyses of operating and financial performance more difficult, such as gains and losses from the sale of certain real estate assets and impairment write-downs of certain real estate assets.

Same Property NOI
Same property NOI is a supplemental, non-GAAP performance measure utilized to evaluate the operating performance of real estate companies. Same property NOI is calculated (using properties owned for the entirety of both periods and excluding properties under development and completed new development properties that have been stabilized for less than one year) as total property revenues (base rent, expense reimbursements, adjustments for revenues deemed uncollectible, ancillary and other rental income, percentage rents, and other revenues) less direct property operating expenses (operating costs and real estate taxes). Same property NOI excludes (i) corporate level expenses (including general and administrative), (ii) lease termination fees, (iii) straight-line rental income, net, (iv) accretion of below-market leases, net of amortization of above-market leases and tenant inducements, (v) straight-line ground rent expense, and (vi) income or expense associated with the Company’s captive insurance company. Considering the nature of its business as a real estate owner and operator, the
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450 Lexington Avenue : New York, NY 10017 : 800.468.7526

Company believes that same property NOI is useful to investors in measuring the operating performance of its property portfolio because the definition excludes various items included in net income that do not relate to, or are not indicative of, the operating performance of the Company’s properties, such as depreciation and amortization and corporate level expenses (including general and administrative), lease termination fees, straight-line rental income, net, accretion of below-market leases, net of amortization of above-market leases and tenant inducements, and straight-line ground rent expense and because it eliminates disparities in NOI due to the acquisition or disposition of properties or the stabilization of completed new development properties during the period presented and therefore provides a more consistent metric for comparing the operating performance of the Company's real estate between periods.

ABOUT BRIXMOR PROPERTY GROUP
Brixmor (NYSE: BRX) is a real estate investment trust (REIT) that owns and operates a high-quality, national portfolio of open-air shopping centers. Its 380 retail centers comprise approximately 67 million square feet of prime retail space in established trade areas. The Company strives to own and operate shopping centers that reflect Brixmor’s vision “to be the center of the communities we serve” and are home to a diverse mix of thriving national, regional and local retailers. Brixmor is a proud real estate partner to over 5,000 retailers including The TJX Companies, The Kroger Co., Publix Super Markets and Ross Stores.

Brixmor announces material information to its investors in SEC filings and press releases and on public conference calls, webcasts and the “Investors” page of its website at https://www.brixmor.com. The Company also uses social media to communicate with its investors and the public, and the information Brixmor posts on social media may be deemed material information. Therefore, Brixmor encourages investors and others interested in the Company to review the information that it posts on its website and on its social media channels.

SAFE HARBOR LANGUAGE
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to the Company’s expectations regarding the performance of its business, its financial results, its liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the sections entitled “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.
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CONSOLIDATED BALANCE SHEETS
Unaudited, dollars in thousands, except share information

	As of	As of
	3/31/22	12/31/21
Assets
Real estate
Land	$1,807,111	$1,773,448
Buildings and tenant improvements	8,111,446	8,009,320
Construction in progress	109,512	101,422
Lease intangibles	544,836	544,224
	10,572,905	10,428,414
Accumulated depreciation and amortization	(2,847,814)	(2,813,329)
Real estate, net	7,725,091	7,615,085
Cash and cash equivalents	31,567	296,632
Restricted cash	8,817	1,111
Marketable securities	19,315	20,224
Receivables, net	239,856	234,873
Deferred charges and prepaid expenses, net	144,401	143,503
Real estate assets held for sale	24,398	16,131
Other assets	52,732	49,834
Total assets	$8,246,177	$8,377,393

Liabilities
Debt obligations, net	$5,010,568	$5,164,518
Accounts payable, accrued expenses and other liabilities	461,951	494,529
Total liabilities	5,472,519	5,659,047

Equity
Common stock, $0.01 par value; authorized 3,000,000,000 shares;
308,615,244 and 306,337,045 shares issued and 299,488,252 and 297,210,053
shares outstanding	2,995	2,972
Additional paid-in capital	3,269,719	3,231,732
Accumulated other comprehensive loss	(1,722)	(12,674)
Distributions in excess of net income	(497,334)	(503,684)
Total equity	2,773,658	2,718,346
Total liabilities and equity	$8,246,177	$8,377,393

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CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited, dollars in thousands, except per share amounts

	Three Months Ended
	3/31/22	3/31/21
Revenues
Rental income	$298,362	$276,461
Other revenues	267	3,285
Total revenues	298,629	279,746

Operating expenses
Operating costs	34,796	31,385
Real estate taxes	41,640	42,888
Depreciation and amortization	84,222	83,420
Impairment of real estate assets	4,590	1,467
General and administrative	28,000	24,645
Total operating expenses	193,248	183,805

Other income (expense)
Dividends and interest	75	87
Interest expense	(47,322)	(48,994)
Gain on sale of real estate assets	21,911	5,764
Loss on extinguishment of debt, net	—	(1,197)
Other	(539)	770
Total other expense	(25,875)	(43,570)

Net income	$79,506	$52,371

Net income per common share:
Basic	$0.27	$0.18
Diluted	$0.26	$0.18
Weighted average shares:
Basic	298,528	297,110
Diluted	299,457	297,846

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FUNDS FROM OPERATIONS (FFO)
Unaudited, dollars in thousands, except per share amounts

	Three Months Ended
	3/31/22	3/31/21

Net income	$79,506	$52,371
Depreciation and amortization related to real estate	83,190	82,455
Gain on sale of real estate assets	(21,911)	(5,764)
Impairment of real estate assets	4,590	1,467
Nareit FFO	$145,375	$130,529

Nareit FFO per diluted share	$0.49	$0.44
Weighted average diluted shares outstanding	299,457	297,846

Items that impact FFO comparability
Litigation and other non-routine legal expenses	$—	$(1,831)
Loss on extinguishment of debt, net	—	(1,197)
Transaction expenses	(33)	(32)
Total items that impact FFO comparability	$(33)	$(3,060)
Items that impact FFO comparability, net per share	$(0.00)	$(0.01)

Additional Disclosures
Straight-line rental income, net (1)	$4,739	$2,272
Accretion of below-market leases, net of amortization of above-market leases and tenant inducements	2,044	984
Straight-line ground rent expense, net (2)	8	(46)

Dividends declared per share	$0.240	$0.215
Dividends declared	$71,877	$63,843
Dividend payout ratio (as % of Nareit FFO)	49.4%	48.9%

(1) Includes straight-line rental income reversals and re-establishments associated with the conversion of tenants between the cash and accrual bases of accounting of ($0.1 million) and ($1.6 million) during the three months ended March 31, 2022 and 2021, respectively.
(2) Straight-line ground rent expense, net is included in Operating costs on the Consolidated Statements of Operations.

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SAME PROPERTY NOI ANALYSIS
Unaudited, dollars in thousands

	Three Months Ended
	3/31/22	3/31/21	Change
Same Property NOI Analysis
Number of properties	360	360	—
Percent billed	88.5%	87.7%	0.8%
Percent leased	92.0%	90.8%	1.2%

Revenues
Base rent	$201,784	$194,191
Expense reimbursements	61,867	60,463
Revenues deemed uncollectible	2,103	(4,096)
Ancillary and other rental income / Other revenues	5,622	4,485
Percentage rents	3,259	2,003
	274,635	257,046	6.8%
Operating expenses
Operating costs	(32,895)	(29,553)
Real estate taxes	(39,334)	(40,782)
	(72,229)	(70,335)	2.7%
Same property NOI	$202,406	$186,711	8.4%

NOI margin	73.7%	72.6%
Expense recovery ratio	85.7%	86.0%

Percent Contribution to Same Property NOI Performance:
	Change	Percent Contribution
Base rent - excluding COVID-19 rent deferrals (lease modifications) and rent abatements	$5,260	2.8%
Base rent - COVID-19 rent deferrals (lease modifications) and rent abatements	2,333	1.3%
Revenues deemed uncollectible	6,199	3.3%
Net expense reimbursements	(490)	(0.3)%
Ancillary and other rental income / Other revenues	1,137	0.6%
Percentage rents	1,256	0.7%
		8.4%

Reconciliation of Net Income to Same Property NOI
Same property NOI	$202,406	$186,711
Adjustments:
Non-same property NOI	11,866	14,168
Lease termination fees	1,130	1,384
Straight-line rental income, net	4,739	2,272
Accretion of below-market leases, net of amortization of above-market leases and tenant inducements	2,044	984
Straight-line ground rent expense, net	8	(46)
Depreciation and amortization	(84,222)	(83,420)
Impairment of real estate assets	(4,590)	(1,467)
General and administrative	(28,000)	(24,645)
Total other expense	(25,875)	(43,570)
Net income	$79,506	$52,371

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